UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2021

Soliton, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38815	36-4729076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
5304 Ashbrook Drive
Houston, Texas 77081
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (844) 705-4866

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SOLY	The Nasdaq Stock Market

Item 8.01. Other Events.

As previously disclosed, on May 8, 2021, Soliton, Inc. a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AbbVie Inc. (“AbbVie”) and Scout Merger Sub, Inc., a wholly owned subsidiary of AbbVie (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of AbbVie (the “Merger”).

Following informal discussions with the staff at the Federal Trade Commission (“FTC”), AbbVie and the Company have agreed to voluntarily provide the FTC with additional time in which to review the Merger. On July 2, 2021, AbbVie, as the acquiring party, voluntarily withdrew its pre-merger notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). In accordance with the regulations under the HSR Act, AbbVie plans to resubmit its HSR Act filing on or before July 7, 2021, commencing a new 30-day waiting period under the HSR Act. Withdrawing and refiling pre-merger notifications is a standard procedure in order to provide additional time for antitrust review of certain transactions. The Company and AbbVie continue to work cooperatively with the FTC staff in their review of the proposed transaction, and continue to expect to complete the transaction in the second half of 2021, subject to the satisfaction or permitted waiver of the conditions to closing.

Forward-Looking Statements

This communication, and any documents to which the Company refers in this communication, contain not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include the words “forecast,” “expect,” “believe,” “will,” “intend,” “plan,” and words of similar substance. Such forward-looking statements include the expected completion and timing of the proposed transaction and other information relating to the proposed transaction. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or performance to differ materially from those expressed in or contemplated by the forward-looking statements, including the following: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company’s common stock, (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the outcome of any legal proceedings that have been or may be instituted against the Company related to the Merger Agreement or the proposed transaction and (v) other risks described in the Company’s filings with the Securities and Exchange Commission (the “SEC”). The Company assumes no obligation to update or revise publicly the information in this communication, whether as a result of new information, future events or otherwise, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, the Company filed a proxy statement, and has filed and may file other materials regarding the proposed transaction with the SEC. Beginning on June 17, 2021, the Company mailed the proxy statement to its stockholders. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other related documents that the Company files with the SEC at the SEC's web site at www.sec.gov, and on the Company’s website at www.soliton.com and clicking on the “Investors” link and then clicking on the “SEC Filings” link. In addition, the proxy statement and other documents may be obtained free of charge by directing a request to Soliton, Inc., Corporate Secretary, 5304 Ashbrook Drive, Houston, Texas 77081, telephone: (844) 705-4866.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information regarding the Company’s directors and executive officers can be found in the Company’s definitive proxy statement for its 2021 Annual Meeting of Stockholders filed with the SEC on March 26, 2021. Additional information regarding the interests of the Company’s directors and executive officers in the proposed transaction is included in the proxy statement described above. These documents are available free of charge at the SEC's web site at www.sec.gov and the Company’s website at www.soliton.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLITON, INC.

By:	/s/ Lori Bisson
Lori Bisson
Executive Vice-President and
Chief Financial Officer

Dated: July 2, 2021